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                                                                  EXHIBIT 10.G.1

                             AMENDMENT NO. 1 TO THE
                         1995 OMNIBUS COMPENSATION PLAN

         Pursuant to Section 15.1 of the El Paso Energy Corporation 1995 Omnibus Compensation Plan, as amended and restated (the "Plan"), the Plan is hereby amended as follows, effective December 3, 1998:

The following subsection (k) shall be added to Section 6.4 to read as follows:

         "(k)     Deferral Election

                  A Participant may elect irrevocably (at a time and in a manner determined by the Plan Administrator or the Company, as appropriate) at any time prior to exercising an option granted under the Plan that issuance of shares of Common Stock upon exercise of such option and/or associated stock appreciation right shall be deferred until a pre-specified date in the future or until the Participant ceases to be employed by the Company or any of its Subsidiaries, as elected by the Participant. After the exercise of any such option and prior to the issuance of any deferred shares, the number of shares of Common Stock issuable to the Participant shall be credited to the deferred stock account (or such other account(s) as the Management Committee shall deem necessary and appropriate) under a memorandum deferred account established pursuant the Company's then-existing Deferred Compensation Plan (as it may be further amended) (the "Deferred Compensation Plan"), and any dividends or other distributions paid on the Common Stock (or its equivalent) shall be deemed reinvested in additional shares of Common Stock (or its equivalent) until all credited deferred shares shall become issuable pursuant to the Participant's election, unless the Management Committee of the Deferred Compensation Plan shall otherwise determine."

Section 9.5(c) is amended to read as follows:

         "(c)     Form of Payment

                  A Participant or a Participant's Beneficiary shall be entitled to receive from the Company a benefit payment as provided pursuant to Sections 9.5(b)(i) or 9.5(b)(ii), as applicable, equal to the product of the Adjusted Value and the number of vested Units of a Participant. Such payment shall be made as soon as practicable following the applicable Valuation Date in accordance with this Section 9.5(c).

                  Except as provided in Sections 9.5(d) and 9.7 (or unless the Plan Administrator otherwise determines at any time that the form of payment should be changed), benefit payments made to a Participant pursuant to this Section 9, shall be made as follows:

                  (i) Participants employed by the Company holding the position of Chairman of the Board, President or Chief Executive Officer and Participants employed by Company Subsidiaries holding equivalent


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                  positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 50% (fifty percent) in cash and

                           (B) 50% (fifty percent) in Common Stock.

                  (ii) Participants employed by the Company holding the position of Vice Chairman of the Board, Chief Operating Officer, or Executive Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 60% (sixty percent) in cash and

                           (B) 40% (forty percent) in Common Stock.

                  (iii) Participants employed by the Company holding the position of Senior Vice President and Participants employed by Company Subsidiaries holding equivalent positions, but not necessarily the same title, shall receive their Performance Unit payout as follows:

                           (A) 75% (seventy-five percent) in cash and

                           (B) 25% (twenty-five percent) in Common Stock."


The following Section 10.10 shall be added to read as follows:

                  "10.10 A Participant may elect irrevocably (at a time and in the manner determined by the Plan Administrator or the Company, as appropriate), prior to vesting of Restricted Stock, that the Participant relinquishes any and all rights in the shares of Restricted Stock in exchange for an interest in the Deferred Compensation Plan and receipt of such shares shall be deferred until a pre-specified date in the future or until the Participant ceases to be employed by the Company or any of its Subsidiaries, as elected by the Participant. At the time the restrictions lapse on the shares of Restricted Stock (as specified at the time of grant, or otherwise if changed by the Plan Administrator), the number of shares of Common Stock issuable to the Participant shall be credited to the deferred stock account (or such other account(s) as the Management Committee shall deem necessary and appropriate) under a memorandum deferred account established pursuant to the Deferred Compensation Plan, and any dividends or other distributions paid on the Common Stock (or its equivalent) shall be deemed reinvested in additional shares of Common Stock (or its equivalent) until all credited deferred shares shall become issuable pursuant to the Participant's election, unless the Management Committee of the Deferred Compensation Plan shall otherwise determine."

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The first sentence of Section 13.7 is hereby deleted in its entirety and replaced with the following sentence:

         "Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant or other taxable event with respect to options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Units under the applicable laws and regulations of any governmental authority, whether federal, state or local and whether domestic or foreign, including, but not limited to, the required withholding of a sufficient number of shares of Common Stock otherwise issuable to a Participant to satisfy the said required minimum tax withholding obligations."


         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 3rd day of December, 1998.


                                           EL PASO ENERGY CORPORATION


                                           By:       /s/ Joel Richards III
                                              ---------------------------------
                                                     Joel Richards III
                                                     Executive Vice President

Attest:

         /s/ David L. Siddall
-------------------------------
         Corporate Secretary

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                             AMENDMENT NO. 2 TO THE
                         1995 OMNIBUS COMPENSATION PLAN

         Pursuant to Section 15.1 of the El Paso Energy Corporation 1995 Omnibus Compensation Plan, as amended and restated (the "Plan"), the Plan is hereby amended as follows, effective January 20, 1999:

The following paragraph shall be added as the last paragraph to Section 6.4(d) to read as follows:

                 "Notwithstanding any other provision in this Plan to the contrary and unless the Plan Administrator shall otherwise determine, in the event of a "cashless" exercise, and for that purpose only under this Plan, a Participant's compensation shall be equal to the difference between the actual sales price received for the underlying Common Stock and the Option Price. For all other purposes under this Plan, the Fair Market Value shall be the value against which compensation is determined."

The following sentence shall be added as the last sentence to Section 6.4(e) to read as follows:

         "In addition, the Plan Administrator may require that a Participant who wants to effectuate a "cashless" exercise of options be required to sell the shares of Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise."

Section 6.4(f) is hereby deleted in its entirety and replaced with the following:

         "(f)    Nontransferability of Options

                 Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing and only as provided by the Plan Administrator or the Company, as applicable, Nonqualified Options may be transferred to a Participant's immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a "Permitted Transferee"). A transfer of an option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company's record of outstanding options. In the event an option is transferred as contemplated hereby, the option may not be subsequently transferred by the Permitted Transferee except
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         a transfer back to the Participant or by will or the laws of descent and distribution. A transferred option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, "immediate family" shall mean, with respect to any person, such person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the option shall be delivered by (or withheld from amounts due to) the Participant, the Participant's estate or the Permitted Transferee, in the reasonable discretion of the Company.

                 In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant's lifetime a Beneficiary to receive and exercise the Participant's Nonqualified Options in the event of such Participant's death (as provided in Section 6.4(i)). A designation by a Participant under the Company's Omnibus Compensation Plan dated as of January 1, 1992 (the "Predecessor Plan") shall remain in effect under the Plan for any options unless such designation is revoked or changed under the Plan. Except as otherwise provided for herein, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such option, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected options held by such Participant shall be immediately forfeited."


         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 20th day of January, 1999.


                                        EL PASO ENERGY CORPORATION


                                        By:      /s/ Joel Richards III
                                            ------------------------------------
                                                 Joel Richards III
                                                 Executive Vice President

Attest:

         /s/ David L. Siddall
-------------------------------------
         Corporate Secretary




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